SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                  ------------

                                    FORM 8-A

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                    PURSUANT TO SECTION 12(b) OR 12(g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


                         CarrAmerica Realty Corporation
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             (Exact Name of Registrant as Specified in Its Charter)


              Maryland                                   52-1796339
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(State of Incorporation or Organization)    (I.R.S. Employer Identification No.)


1700 Pennsylvania Avenue, N.W., Washington, D.C.                 20006
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   (Address of Principal Executive Offices)                    (Zip Code)


   If this form relates to the registration of a class of debt securities and is effective upon filing pursuant to General Instruction A(c)(1) please check the following box. | |

   If this form relates to the registration of a class of debt securities and is to become effective simultaneously with the effectiveness of a concurrent registration statement under the Securities Act of 1933 pursuant to General Instruction A(c)(2) please check the following box. | |

   Securities to be registered pursuant to Section 12(b) of the Act:

            Title of Each Class                   Name of Each Exchange on Which
            to be so Registered                   Each Class is to be Registered
------------------------------------------        ------------------------------
   8.57% Series B Cumulative Redeemable               New York Stock Exchange
 Preferred Stock, Par Value $.01 Per Share

   Securities to be registered pursuant to Section 12(g) of the Act:

   Not applicable.


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Item 1.        Description of Registrant's Securities to be Registered.

   The information set forth under the caption "Description of Series B Preferred Shares" in the Registrant's Prospectus Supplement dated August 7, 1997 and under the caption "Description of Preferred Stock" in the Registrant's Prospectus dated August 5, 1997, filed simultaneously with the Commission on August 11, 1997 under Rule 424(b)(5) as a form of prospectus used after the effectiveness of the Registrant's registration statement on Form S-3 (Registration No. 333-22353) covering the offer and sale of shares of the class of the securities to be registered hereby, is incorporated herein by reference.

Item 2.        Exhibits

   The exhibits to this registration statement are listed in the Exhibit Index, which appears after the signature page and is incorporated herein by reference.


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                                    SIGNATURE


               Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.



                                             CarrAmerica Realty Corporation


                                             By: /s/ Brian K. Fields
                                                 ---------------------------
                                             Name:   Brian K. Fields
                                             Title:  Chief Financial Officer


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                                  EXHIBIT INDEX


 Exhibit Number                           Description
 --------------                           -----------

       4.1 Amendment and Restatement of Articles of Incorporation of the Company as Amended on April 29, 1996 and April 30, 1996, and Articles Supplementary thereto filed with the Department of Assessments and Taxation of the State of Maryland on October 24, 1996 and August 11, 1997 (incorporated by reference to
                  Exhibit 3.1 of the Company's Quarterly Report on Form 10-Q for the quarter ended June 30, 1997, filed with the Commission on August 14, 1997)